DISTRIBUTION AGREEMENT

                  DISTRIBUTION AGREEMENT, dated as of December 30, 2004, between Credit Suisse Commodity Return Strategy Fund (the "Fund"), and Credit Suisse Asset Management Securities, Inc. (the "Distributor").

                  The Fund is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act"), and its shares of beneficial interest (the "Shares") have been registered under the Securities Act of 1933, as amended (the "1933 Act"), to be offered for sale to the public in a continuous public offering in accordance with terms and conditions set forth in the Prospectus and Statement of Additional Information (the "Prospectus") of the Fund included in the Fund's Registration Statement on Form N-1A, as such documents may be amended from time to time.

                  In this connection, the Fund desires that the Distributor act as its exclusive sales agent and distributor for the sale and distribution of Shares. The Distributor has advised the Fund that it is willing to act in such capacities, and it is accordingly agreed between them as follows:

                  1. The Fund hereby appoints the Distributor as exclusive sales agent and distributor for the sale and distribution of Shares pursuant to the aforesaid continuous public offering of Shares, and the Fund further agrees from and after the commencement of such continuous public offering that it will not, without the Distributor's consent, sell or agree to sell any Shares otherwise than through the Distributor, except the Fund may issue Shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the 1940 Act.

                  2. The Distributor hereby accepts such appointment and agrees to use its best efforts to sell such Shares, provided, however, that when requested by the Fund at any time for any reason the Distributor will suspend such efforts. The Fund may also withdraw the offering of Shares at any time when determined to be in the best interests of the shareholders of the Fund by the Board of Trustees, or when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction. It is understood that the Distributor does not undertake to sell all or any specific number of the Shares.

                  3. The Distributor represents that it is a member in good standing of the National Association of Dealers, Inc. and agrees that it will use all reasonable efforts to maintain such status and to abide by the Conduct Rules, the Constitution and the Bylaws of the National Association of Securities Dealers, Inc., and all other rules and regulations that are now or may become applicable to its performance hereunder. The Distributor will undertake and discharge its obligations hereunder as an independent contractor and it shall have no authority or power to obligate or bind the Fund by its actions, conduct or contracts except that it is authorized to accept orders for the purchase or repurchase of Shares as the Fund's agent and subject to its approval. The Fund reserves the right to reject any order in whole or in part. The Distributor may appoint sub-agents or distribute through dealers or otherwise as it may determine from time to time pursuant to agreements approved by the Fund, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase of Shares on behalf

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of the Fund or otherwise act as the Fund's agent for any purpose. The
Distributor shall not utilize any materials in connection with the sale or offering of Shares except the then current Prospectus and such other materials as the Fund shall provide or approve in writing.

                  4. Shares may be sold by the Distributor only at prices and terms described in the then current Prospectus relating to the Shares and may be sold either through persons with whom it has selling agreements or directly to prospective purchasers. To facilitate sales, the Fund will furnish the Distributor with the net asset value of its Shares promptly after each calculation thereof.

                  5. The Fund has delivered to the Distributor a copy of its current Prospectus. It agrees that it will use its best efforts to continue the effectiveness of its Registration Statement filed under the 1933 Act and the 1940 Act. The Fund further agrees to prepare and file any amendments to its Registration Statement as may be necessary and any supplemental data in order to comply with such Acts.

                  6. The Fund will take such steps at its own expense as may be necessary and feasible to qualify Shares for sale in states, territories or dependencies of the United States of America and in the District of Columbia in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Fund shall not be required to qualify Shares or to maintain the qualification of Shares in any state, territory, dependency or district where it shall deem such qualification disadvantageous to the Fund. The Distributor will pay all expenses relating to its broker-dealer qualifications.

                  7. The Distributor agrees that:

                           (a) It will furnish to the Fund any pertinent information required to be inserted with respect to the Distributor as exclusive sales agent and distributor within the purview of Federal and state securities laws in any reports or registrations required to be filed with any government authority;

                           (b) It will not make any representations inconsistent with the information contained in the Registration Statement or Prospectus filed under the 1933 Act, as in effect from time to time;

                           (c) It will not use or distribute or authorize the use or distribution of any statements other than those contained in the Fund's then current Prospectus or in such supplemental literature or advertising as may be authorized in writing by the Fund; and

                           (d) Subject to Section 9 below, the Distributor will bear those costs of printing and distributing copies of any Prospectuses which are used in connection with the offering of Shares which are incremental to the costs of setting in type such Prospectuses and the costs of printing the copies of such documents that the Fund prepares for distribution to its shareholders, and the costs of preparing, printing and distributing any other literature used by the Distributor or furnished by the Distributor for use in connection with the offering of the Shares and the costs and expenses incurred by the Distributor in advertising, promoting and selling Shares to the public. Subject to the


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          approval of the Board of Trustees, such costs may be reimbursed or compensated pursuant to Section 9.

                  8. The Fund will pay its legal and auditing expenses and the cost of composition, setting in type, printing and distribution of the Prospectuses reports prepared for distribution to its shareholders.

                  9. With respect to Class A and Class C shares, the Fund will compensate the Distributor for its services in connection with distribution of Shares by the Distributor in accordance with the terms of the Plans of Distribution (the "Plans") adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act as such Plans may be in effect from time to time; provided, however, that no payments shall be due or paid to the Distributor hereunder unless and until this Agreement shall have been approved by Trustee Approval and Disinterested Trustee Approval (as such terms are defined in such Plans). The Fund reserves the right to modify or terminate such Plans at any time as specified in the Plans and Rule 12b-1, and this Section 9 shall thereupon be modified or terminated to the same extent without further action of the parties. In addition, this Section 9 may be modified or terminated by the Trustees as set forth in Section 13 and Section 12, respectively, hereof. The persons authorized to direct the payment of funds pursuant to this Agreement and the Plans shall provide to the Fund's Board of Trustees, and the Trustees shall review, at least quarterly a written report of the amounts so paid and the purposes for which such expenditures were made. The amounts paid under this Agreement are in addition to the amount of any initial sales charge or contingent deferred sales charge, if any, paid to the Distributor pursuant to the terms of the Fund's Registration Statement as in effect from time to time.

                  10. The Fund agrees to indemnify, defend and hold the Distributor, its officers, directors, employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (each, an "indemnitee"), free and harmless from and against any and all claims, demands, liabilities and expenses, including costs of investigation or defense (including reasonable counsel fees) incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such indemnitee may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while the Distributor was active in such capacity or by reason of the Distributor having acted in any such capacity or arising out of or based upon any untrue statement of a material fact contained in the then current Prospectus relating to the Shares or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Fund expressly for use in any such Prospectus; provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Fund or the shareholders of the Fund or any expense of such indemnitee with respect to any matter as to which such indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that its action was in the best interest of the Fund or arising by reason of such indemnitee's willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement ("disabling conduct"), or (2) as to any matter disposed of by settlement or a


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

compromise payment by such indemnitee, no indemnification shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such indemnitee appears to have acted in good faith in the reasonable belief that its action was in the best interest of the Fund and did not involve disabling conduct by such indemnitee. Notwithstanding the foregoing the Fund shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the Fund cannot lawfully waive.

                  The Distributor agrees to indemnify, defend and hold the Fund, its Trustees, officers, employees and agents and any person who controls the Fund within the meaning of Section 15 of the 1933 Act (each, an "indemnitee"), free and harmless from and against any and all liabilities and expenses, including costs of investigation or defense (including reasonable counsel fees) incurred by such indemnitee, but only to the extent that such liability or expense shall arise out of or be based upon any untrue or alleged untrue statement of a material fact contained in information furnished in writing by the Distributor of the Fund expressly for use in a Prospectus or any alleged omission to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading but shall not be liable for any liability or expense arising by reason of disabling conduct by such indemnitee or by reason of acts or omissions by any person selling Shares pursuant to an agreement with the Distributor.

                  The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund if it is subsequently determined that the indemnity is entitled to such indemnification and if the Trustees of the Fund determine that the facts then known to them would preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking, (B) the Fund shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of Trustees of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

                  All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Fund, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

                  11. This Agreement shall apply to the Fund's Class A, Class C and Common Class shares and shall become effective with respect to any other class and any series when approved by the Board of Trustees. This Agreement shall remain in effect for up to two years from its effective date and thereafter from year to year, provided such continuance is specifically


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approved at least annually prior to each anniversary of such date by (a)
Trustees Approval or by vote at a meeting of shareholders of such class or series of the lesser of (i) 67 percent of the Shares of such class or series present or represented by proxy and (ii) 50 percent of the outstanding Shares of such class or series and (b) by Disinterested Trustees Approval.

                  12. This Agreement may be terminated (a) by the Distributor at any time without penalty by giving sixty (60) days written notice to the Fund which notice may be waived by the Fund; or (b) by the Fund at any time without penalty upon sixty (60) days' written notice to the Distributor (which notice may be waived by the Distributor); provided, however, that any such termination by the Fund shall be directed or approved in the same manner as required for continuance of this Agreement by Section 11(a) (or, in the case of termination of Section 9, by Section 11(b)).

                  13. This Agreement may not be amended or changed except in writing signed by each of the parties hereto and approved in the same manner as provided for continuance of this Agreement in Section 11(a) (or, in the case of amendment of Section 9, by Section 11(b)). Any such amendment or change shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, but this Agreement shall not be assigned by either party and shall automatically terminate upon assignment (as such term is defined in the 1940 Act and the rules thereunder).

                  14. This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements to be performed entirely therein and in accordance with applicable provisions of the 1940 Act.

                  15. If any provision of this Agreement shall be held or made invalid or unenforceable by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected or impaired thereby.

                  16. Notice is hereby given that this Agreement is entered into on behalf of the Fund by an officer of the Fund in such officer's capacity as an officer and not individually. It is understood and expressly stipulated that none of the Trustees, officers or shareholders of the Fund are personally liable hereunder. Neither the Trustees, officers or shareholders assume any personal liability for obligations entered into on behalf of the Fund. All persons dealing with the Fund shall look solely to the property of the Fund for the enforcement of any claims against the Fund.


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

                  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by the Fund's authorized officers as of the date first above written.


                                   CREDIT SUISSE COMMODITY RETURN STRATEGY FUND



                                   By:  /s/J. Kevin Gao
                                        ---------------
                                           Name:  J. Kevin Gao
                                           Title: Vice President and Secretary

                                   CREDIT SUISSE ASSET MANAGEMENT
                                      SECURITIES, INC.



                                   By: /s/Ajay Mehra
                                       -------------
                                           Name:  Ajay Mehra
                                           Title: Secretary